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                         REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of January 23, 2002 is made by and between FRISBY TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and DAMAD HOLDING AG, a corporation organized under the laws of Switzerland (the "Lender").

                                   RECITALS

                  A. The Company and the Lender have entered into that certain Loan Agreement, with an effective date of January 10, 2002 (the "Loan Agreement") for the loan by the Lender to the Company of $750,000, evidenced by the Promissory Note with an effective date of January 10, 2002 (the "Note").

                  B. In addition to the Note, the Company issued a Stock Purchase Warrant with an effective date of January 10, 2002 to Lender ("Warrant") for the right to acquire an aggregate of 520,833 of the shares of the Company's Common Stock.

                  C. In connection with the Loan Agreement and the Warrant, the Company has agreed to grant certain registration rights to the Lender.

                  THE PARTIES AGREE AS FOLLOWS:

1.       Certain Definitions.

                  As used in this Agreement, the following terms shall have the following respective meanings:

                           (a)      "Commission" shall mean the Securities and
Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (b)      "Common Stock" shall mean the common stock,
$0.001 par value per share, of the Company.

                           (c)      "Form" shall mean any Form issued by the
Commission for the Registration of Securities.

                           (d)      "Holder" shall mean any holder of
outstanding Registrable Securities which have not been sold to the public.

                           (e)      "Register," "Registered" and "Registration"
shall refer to a registration effected by preparing and filing a registration statement ("Registration Statement") in compliance with the Securities Act and the declaration or ordering of the effectiveness of such Registration Statement.

                           (f)      "Registrable Securities" shall mean (i)
Common Stock not previously sold to the public, or been subject to an effective Registration which is issued,



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or issuable, upon exercise of the Warrant issued to the Lender, and (ii) any securities of the Company granted registration rights pursuant to Section 7 hereof.

                           (g)      "Registration Expenses" shall mean all
expenses incurred by the Company in complying with Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration but shall not include Selling Expenses or fees and disbursements of counsel for the Holders.

                           (h)      "Securities Act" shall mean the Securities
Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           (i)      "Selling Expenses" shall mean all
underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                           (j)      "Underwriter's Representative" shall mean
the representative of the underwriter or underwriters selected by the Company for the underwriting of its Common Stock.

2.       Piggyback Registration.

         2.1. Notice of Piggyback Registration and Inclusion of Registrable Securities.

                  Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders), on a form that would be suitable for a registration involving Registrable Securities (but not in connection with a registration affected solely to implement an employee stock option or other employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws), and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty days after such written notice is sent by the Company.


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         2.2.     Underwriting in Piggyback Registration.

                  2.2.1.   Notice of Underwriting in Piggyback Registration.

                  If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
2.1. In such event the right of any Holder to Registration shall be conditioned upon the Holder's acceptance of the terms and restrictions imposed by the lead underwriter such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 2. All Holders proposing to distribute their securities through such underwriting, together with the Company and the other holders distributing their securities through such underwriting, shall enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.

                  2.2.2.   Marketing Limitation in Piggyback Registration.

                  In the event the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 2.2.3) may exclude some or all Registrable Securities from such registration and underwriting.

                  2.2.3.   Allocation of Shares in Piggyback Registration.

                  In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 2.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 2.2.2) in the following manner: The shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all other Holders thereof and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders have otherwise requested be included in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.2.3 shall be included in the Registration Statement.


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                  2.2.4.   Withdrawal in Piggyback Registration.

                  If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

         2.3.     Blue Sky in Piggyback Registration.

                  In the event of any Registration of Registrable Securities pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that
(i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and
(ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

3.       Expenses of Registration.

                  All Registration Expenses incurred in connection with up to two (2) Registrations pursuant to Section 2 shall be borne by the Company. All Selling Expenses shall be borne by the Holders of the securities registered pro rata on the basis of the number of shares registered.

4.       Registration Procedures.

                  The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request.

5.       Indemnification.

         5.1.     Company's Indemnification of Holders.

                  To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or


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compliance of Registrable Securities has been effected pursuant to this
Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 5.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

         5.2.     Holder's Indemnification of Company.

                  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by the Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or


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action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that each Holder's liability under this Section 5.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration.

         5.3.     Indemnification Procedure.

                  Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 5, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 5.

6.       Market Stand-off.

                  Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer any Registrable Securities or other securities of the Company during the one hundred eighty (180) day period following the effective date of a Registration Statement of the Company filed under the Securities Act in connection with a subsequent underwritten public offering in which such Holder is a selling shareholder.

7.       Limitations on Registration Rights Granted to Other Securities.

                  Additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered a Holder for all purposes of this Agreement.


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8.       Transfer of Rights.

                  The right to cause the Company to register securities granted by the Company to the Holders under this Agreement may be assigned by any Holder to a transferee or assignee of any Registrable Securities of a Holder not sold to the public.

9.       Miscellaneous.

         9.1.     Entire Agreement; Successors and Assigns.

                  This Agreement constitutes the entire contract between the Company and the Holders relative to the subject matters hereof. Any previous agreement between the Company and the Holders insofar as any such agreement concerns Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

         9.2.     Governing Law.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina applicable to contracts made and to be performed in such State without giving effect to the conflicts of laws rules of such state.

         9.3.     Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.4.     Headings.

                  The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         9.5.     Notices.

                  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or three days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, at 3195 Centre Park Boulevard, Winston-Salem, North Carolina 27107, (ii) if to the Lender at Lindenstrasse 14, CH - 6340 Baar, SWITZERLAND, or at such other address as the Company or the Lender may designate by ten (10) days' advance written notice to the Company and the Lender, respectively.


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         9.6.     Amendment of Agreement.

                  Any provision of this Agreement may be amended only by a written instrument signed by the parties hereto.




           (The remainder of this page is intentionally left blank.)


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    FRISBY TECHNOLOGIES, INC.


                                    By:      /s/ John L. Ruggiero
                                       ----------------------------------------
                                       Name: John L. Ruggiero
                                            -----------------------------------
                                       Title: Chief Financial Officer &
                                              Treasurer
                                             ----------------------------------


                                    DAMAD HOLDING AG


                                    By:      /s/ Daniel Guggenheim
                                       ----------------------------------------
                                       Name: Daniel Guggenheim
                                            -----------------------------------
                                       Title: Vice Chairman
                                             ----------------------------------


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